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                                                                   EXHIBIT 10.11



                           LOAN AND SECURITY AGREEMENT


Agreement No. 30433                                Dated as of November 22, 1996

                                     between

                           MMC/GATX PARTNERSHIP NO. I
                             Four Embarcadero Center
                                   Suite 2200
                             San Francisco, CA 94111

                                    as Lender

                                       and

                          SIGNAL PHARMACEUTICALS, INC.
                            a California corporation
                               5555 Oberlin Drive
                           San Diego, California 92121

                                   as Borrower

                            CREDIT AMOUNT: $3,000,000


                        Treasury Note Maturity: 42 months

                          Loan Margin: 777 basis points

                 Commitment Termination Date: November 30, 1996


     The defined terms and information set forth on this cover page are a part of the LOAN AND SECURITY AGREEMENT, dated as of the date first written above (this "Agreement"), entered into by and between MMC/GATX PARTNERSHIP NO. I ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

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                                    ARTICLE I
                                 INTERPRETATION

1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

        "Borrower's Home State" shall mean the state in which Borrower's principal place of business is located.

        "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California, Illinois or Borrower's Home State or other day on which banking institutions are authorized or obligated to close in California, Illinois or Borrower's Home State.

        "Claim" has the meaning given to that term in Section 10.03.

        "Collateral" has the meaning given to that term in Section 5.01.

        "Commitment Fee" has the meaning given to that term in Section 2.04.

        "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

        "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

        "Current Assets" shall mean the aggregate amount of all of the consolidated assets of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

        "Current Liabilities" shall mean the aggregate amount of all of the consolidated liabilities of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

        "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

        "Default Rate" shall mean the per annum rate of interest equal to the Loan Rate plus 6%, but such rate shall in no event be more than the highest rate permitted by applicable law.

        "Disclosure Schedule" has the meaning set forth in the definition of the term "Permitted Liens."

        "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.



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        "Event of Default" has the meaning given to that term in Section 9.01.

        "Funding Date" shall mean the date on which the Loan is made to or on account of Borrower under this Agreement.

        "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

        "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

        "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

        "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all assays, compounds, cell lines, media, plasmids, gene sequences, proteins, vectors, other biological or chemical material to the extent the same are proprietary to Borrower, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media. The term "Intellectual Property" shall not include the proceeds of Intellectual Property except to the extent such proceeds constitute intellectual property.

        "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (a) and (b) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales or non-exclusive licensing (or exclusive licensing within a particular field) in the ordinary course of such Person's business.

        "Landlord Consent" shall mean a consent in the form of Exhibit C or such other form as Lender may agree to accept.

        "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.



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        "Loan" shall mean the loan advanced by Lender to Borrower under this
Agreement.

        "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

        "Loan Rate" shall mean, with respect to the Loan, the per annum rate of interest (based on a year of 360 days and actual days elapsed) equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date two (2) Business Days prior to the requested Funding Date of the Loan plus (b) the Loan Margin.

        "Make-Whole Premium" shall mean an amount equal to the greater of (i) zero and (ii) the excess of (x) the sum of the present values, at the date of prepayment of the amount of each remaining scheduled payment of interest on and principal on the Loan, or portion of such payment, which will not be required to be made as a result of such prepayment (each such payment an "Amount Payable") (each such Amount Payable discounted separately at the Treasury Rate plus 100 basis points, determined on the date three (3) Business Days before the date of prepayment, compounded monthly, from the date such Amount Payable would be due), over (y) the principal amount of the Loan to be prepaid. The "Treasury Rate" shall be the yield (as quoted in the "Money Rates" column of The Wall Street Journal on the date which is three (3) Business Days prior to the date of prepayment) on U.S. Treasury securities adjusted to a constant maturity equal to the then remaining number of full months to maturity of the Note.

        "Note"shall mean the secured promissory note of Borrower substantially in the form of Exhibit A.

        "Obligations" has the meaning given to that term in Section 5.01.

        "Operative Documents" shall mean this Agreement, the Note, the Landlord Waiver and Consent(s) and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby, excluding the warrant.

        "Payment Date" means the last day of each calendar month.

        "Permitted Indebtedness" shall mean and include:

                (a)     Indebtedness of Borrower to Lender;

                (b) Indebtedness of Borrower secured by Liens described in clause (d) of the definition of Permitted Liens;

                (c)     Indebtedness of Borrower to Subordinated Lenders;

                (d) Indebtedness arising from the endorsement of instruments in the ordinary course of business; II. Indebtedness existing on the date of this Agreement and disclosed in Borrower's financial statements dated as of September 30, 1996 or on the disclosure schedule attached hereto as Schedule 2 ("Disclosure Schedule");

                (f) Indebtedness consisting of bridge loans from borrower's shareholders which are convertible into equity securities upon the closing of the next equity financing or which are to be repaid upon the closing of such equity offering;



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                (g)     Other Indebtedness of Borrower not exceeding Two Hundred
        Fifty Thousand Dollars ($250,000) at any time;

                (h) Extensions, renewals, refinancings, modifications, amendments and restatements of any of the foregoing; provided, that the amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms on the Borrower.

        "Permitted Investments" shall mean and include:

                (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

                (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than thirteen (13) months from the date of issuance; and

                (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

                (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

                (e) Investments consisting of deposit accounts of Borrower in which Lender has a perfected security interest;

                (f) Investments permitted by Borrower's written and then current investment policy, as amended from time to time and approved by Borrower's Board of Directors; provided, that such investment policy and any amendments thereto from time to time have been approved in writing by Lender;

                (g) Investments existing on the date of this Agreement disclosed on the Schedule;

                (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers, in each case, if created, acquired or made in the ordinary course of business;

                (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to customers and suppliers in the ordinary course of business;

                (j) Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time; and

                (k) Investments consisting of (i) employee relocation loans and other employee loans not for ordinary business purposes, and (ii) loans to employees, officers or directors relating to the purchase of Equity Securities of Borrower, all of which loans described in clauses
        (i) and (ii) shall not exceed $250,000 in the aggregate (but excluding the relocation loan to Allen Lewis in such calculation).

        "Permitted Liens" shall mean (a) the Lien created by this Agreement, (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good



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faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material portion of the Collateral subject to the Lien hereof and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower),
(c) Liens identified on Borrower's financial statements dated as of September
30, 1996 or in the Disclosure Schedule, (d) Liens upon any equipment or other personal property acquired by Borrower to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities unless such Lien is created, incurred, assumed or suffered to exist on terms no less favorable to Borrower than those available from third parties in arms-length transactions, (e) Liens on and licenses of Borrower's Intellectual Property in connection with a merger, acquisition, joint venture, business, research or development collaboration or similar agreement,
(f) Liens granted to Subordinated Lenders, (g) Liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable, (h) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required or that Borrower is in good faith contesting such claim or demand,
(i) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws, (j) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (k) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (l) liens that are not prior to Lender's security interest which constitute rights of set-off of a customary nature; and (m) Liens on Borrower's property or assets created in connection with the refinancing of Indebtedness secured by Permitted Liens on such Property, provided that the amount of Indebtedness secured by any such Lien shall not be increased as a result of such refinancing and no such Lien shall extend to property and assets of Borrower not encumbered prior to any such refinancing.

        "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

        "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by Bank of America NT & SA (or its successor) as its reference rate, but such rate shall in no event be more than the highest interest rate permitted by applicable law.

        "Subordinated Lenders" shall mean lenders providing subordinated loans to Borrower on terms and conditions (including subordination provisions) reasonably acceptable to Lender.

        "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

        "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the Note.



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        "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

        "Warrant" shall mean a warrant to purchase securities of Borrower substantially in the form of Exhibit C.


        1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

        1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

        1.05. Entire Agreement. This Agreement, together with the terms set forth in each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters.

        1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

                                   ARTICLE II
                                   THE CREDIT

        2.01.   Credit Facility

        (a) Commitment. On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to make a Loan in the principal amount of Three Million Dollars ($3,000,000).



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        (b) Loan Interest Rate. Borrower shall pay interest on the unpaid principal amount of the Loan from the date of the Loan until the Loan is paid in full, at a per annum rate of interest equal to the Loan Rate determined in accordance with the definition of Loan Rate. The Loan Rate applicable to the Loan shall not be subject to change in the absence of manifest error. All computations of interest on the Loan shall be based on a year of 360 days and actual days elapsed. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

        (c) Payments of Principal and Interest. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan on each Payment Date through and including May 31, 1997. Thereafter, on each Payment Date, commencing on June 30, 1997, Borrower shall make thirty-five (35) payments of principal equal to $83,333.33 and a final payment of $83,333.45, plus accrued but unpaid interest (at the rate applicable to the Loan) on the unpaid principal balance of the Loan, until the Loan is paid in full.

        2.02.   Use of Proceeds; the Loan and the Note; Disbursement.

        (a) Use of Proceeds. The proceeds of the Loan shall be used solely for working capital or general corporate purposes of Borrower including capital investments.

        (b) The Loan and the Note. The obligation of Borrower to repay the unpaid principal amount of and interest on the Loan shall be evidenced by the Note. Lender may, and is hereby authorized by Borrower to, endorse on a grid annexed to the Note appropriate notations regarding the Loan; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

        (c) Disbursement. Subject to the satisfaction of the conditions set forth in this Agreement, Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

        (d) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) the occurrence of any Event of Default hereunder which is not cured to Lender's satisfaction prior to the Commitment Termination Date, and
(ii) the Commitment Termination Date.

        (e) Optional Prepayment with Premium. Upon three (3) Business Days' prior written notice to Lender, Borrower may, at its option, at any time, prepay the Loan, either in whole or from time to time in any part of the principal amount thereof equal to $500,000 or more (unless the prepayment consists of the remaining balance o f the Loan), at a prepayment price equal to the principal amount of the Loan so to be prepaid, plus interest accrued thereon through and including the date of such prepayment, plus a premium equal to the Make-Whole Premium. Any prepayment of principal shall be applied pro rata to the scheduled principal payments.

        2.03.  Other Payment Terms

        (a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States, in immediately available funds, at the address for payments and in the manner specified in Section 10.05(b).

        (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the Note (including principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such



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amounts are due, or (ii) an Event of Default has occurred and is continuing,
Borrower shall pay interest on the outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate, such rate to change from time to time as the Prime Rate shall change. All computations of such interest at the Default Rate shall be based on a year of 360 days and actual days elapsed.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.01. Representations and Warrants. Except as set forth in the Disclosure Schedule, Borrower makes the following representations and warranties to Lender as of the date hereof and again on the Funding Date:

        (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in Borrower's Home State. Borrower has no Subsidiaries.

        (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

        (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

        (d) Title to Properties. Borrower has good and marketable title to the Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has title and ownership of, or is licensed under, all Intellectual Property, with no known infringement of the established rights of others. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the established intellectual property rights of any third party and, except as set forth on the Disclosure Schedule, has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower. Borrower does not own any right, title or interest in or to any real property (except for its interest in tenant improvements and other rights under its real property lease or motor vehicles, other than motor vehicles leased for executives as part of a benefit arrangement.

        (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrant, the issuance of the securities into which the Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the



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granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrant. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

        (f) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which, if adversely determined, would reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

        (g) Disclosure. Neither any Operative Document nor any other agreement, document or certificate furnished by Borrower to Lender, including, without limitation, historical financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which materially adversely affects, or which would in the future reasonably be expected to materially adversely affect, its ability to perform its obligations under the Operative Documents to which it is a party.

        (h) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any other Permitted Lien may be prior to Lender's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights in the Collateral of all other creditors of Borrower (except to the extent of such Permitted Liens).

        (i) Executive Offices. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth on the cover page of this Agreement.

                                   ARTICLE IV
                             REPORTING REQUIREMENTS


        4.01.   Furnishing Reports. Borrower shall furnish to Lender:

        (a) Financial Statements. So long as Borrower is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available, unaudited monthly and audited annual financial statements of Borrower and such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

        (b) Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

        (c) Miscellaneous. Such other information as Lender may reasonably request from time to time.

                                    ARTICLE V
                           GRANT OF SECURITY INTEREST
                     GENERAL PROVISIONS CONCERNING SECURITY

        5.01. Grant of Security Interest. Borrower, in order to secure the payment of the principal and interest with respect to the Loan made pursuant to this Agreement, all other sums due under and in respect hereof and of the Note, including reasonable fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the Note (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns a security interest in and to the following property (collectively, the "Collateral"): All right, title, interest, claims and demands of Borrower in and to:

            (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

            (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing (but specifically excluding from the term "inventory" all items constituting the physical embodiment of intellectual property and media in or on which physical embodiments of intellectual property are actually being stored);

            (c) All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property or where licensed to or by borrower pursuant to a license that would become void or voidable or which would cause any other license to become void or voidable on the pledge of a security interest in it), now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

            (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

            (e) All documents, cash, deposit accounts, investment property, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's books relating to the foregoing;

            (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property; but

            (g) Excluding, all Intellectual Property.

The security interest granted in this Section 5.1 shall be subject to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner.

        5.02. Duration of Security Interest. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lender, upon payment in full and the satisfaction of the Obligations, shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

        5.03. Possession of Collateral. Except as set forth in Section 5.04, so long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

        5.04 Lien Subordination. Lien Subordination. Lender agrees that the Liens granted to it hereunder shall be subordinate to the Liens of existing and future lenders providing equipment financing and tenant improvements and equipment lessors; provided that such Liens are confined solely to the equipment so financed, together with accessions, replacements and the proceeds thereof; and provided, further, that the Obligations hereunder shall not be subordinate in right of payment to any obligations to other lenders or equipment lessors and Lender's rights to exercise remedies hereunder shall not in any way be subordinate to the rights of any such lenders or equipment lessors. Lender agrees to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 5.05 and are reasonably acceptable to Lender. Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable than those described in this Section 5.05. Borrower may grant additional security interests in the Collateral to Subordinated Lenders.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

        6.01.   Affirmative Covenants

        (a) Payment of Taxes, etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize a material portion of the Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

        (b) Inspection Rights. Borrower shall, at any reasonable time and from time to time, upon reasonable notice during normal business hours, permit Lender or any of its agents or representatives to inspect the Collateral, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lender's capacity as lender and secured party hereunder and with respect to the Collateral.

        (c) Maintenance of Equipment and Similar Assets. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, ordinary wear and tear excepted. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Lender unless a Landlord Consent has been obtained in relation to such real property. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation except where such violation would not reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. With respect to items of leased equipment (to the extent Lender has any security interest in any residual Borrower's interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

        (d) Insurance.

            (i) Borrower shall, obtain and maintain for the Term, at its own expense, (x) "all risk" insurance against loss or damage to the Collateral (which need not include earthquake coverage), (y) commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender, and (z) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts and otherwise). The amount of the "all risk" insurance shall be determined to Lender's reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.

            (ii) The deductible with respect to "all-risk" insurance required by clause (x) above and product liability insurance required by clause (y) above shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required by clause (y) above shall be at least $2,000,000 per occurrence. The amount of the products liability and completed operations insurance required by clause (y) above shall be at least $2,000,000 per occurrence. Each "all risk" policy shall: (x) name Lender as loss payee, (y) provide for each insurer's waiver of its right of subrogation against Lender, and (z) provide that such insurance (A) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (B) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (w) name Lender as an additional insured in the full amount of Lender's liability coverage limits (or the coverage limits of any successor to Lender or such successor's parent which is providing coverage) and
(x) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies shall (y) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (z) shall contain a clause requiring the insurer to give Lender at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Borrower shall on or prior to the first Funding Date and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.

        Notwithstanding the foregoing, Borrower shall not be required to carry products liability and completed operations insurance until the commencement of clinical trials of Borrower's products, unless during such clinical trials Borrower and Lender are indemnified in a manner satisfactory to Lender by a licensee pharmaceutical company conducting such clinical trials; provided, that, in any case, Borrower shall obtain products liability insurance and completed operations insurance prior to its undertaking any manufacturing or sales activities.

                                   ARTICLE VII
                               NEGATIVE COVENANTS


        7.01. Negative Covenants. So long as the Obligations remain outstanding, without Lender's prior written consent, Borrower shall not:

        (a) Name; Location of Chief Executive Office and Collateral. Without thirty (30) days prior written notice to Lender, change its chief executive office or principal place of business or remove or cause to be removed from the location set forth on the cover page hereof or move any Collateral to a location other than that set forth on the cover page hereof.

        (b) Liens on Collateral. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

        (c) Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist any Lien of any kind upon any Intellectual Property, whether now owned or hereafter acquired, except Permitted Liens and except any residual patent rights associated with patents acquired by or licensed to or by Borrower.

        (d) Dispositions of Collateral or Intellectual Property. Convey, sell, offer to sell, lease, transfer, exchange or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person, other than: (i) transfers of inventory in the ordinary course of business; (ii) transfers of non-exclusive licenses or licenses which are exclusive with respect to a particular field and similar arrangements for the use of the property of Borrower in the ordinary course of business; (iii) transfers of worn-out or obsolete equipment, or (iv) other Transfers not exceeding $100,000 in the aggregate in any fiscal year. It is expressly agreed and understood that the ordinary course of Borrower's business includes entering into agreements and arrangements with third parties for research, development, manufacturing, sale or marketing of products and the licensing of Intellectual Property in connection with such agreements and arrangements.

        (e) Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements) in an aggregate amount not to exceed $100,000 in any fiscal year; (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in Common Stock and may convert convertible securities into other securities according to the terms of such securities.

        (f) Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire or all or substantially all of the capital stock or assets of another Person unless such merger, consolidation or acquisition is a Permitted Investment; provided, that if Lender does not consent to a transaction otherwise prohibited by this Section 2.01(f), Borrower shall have the right to prepay the Loans pursuant to the provisions of this Agreement.

        (i) Transactions With Affiliates. Shall enter into any contractual obligation with any affiliate or engage in any other transaction with any affiliate except upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons.

        (j) Maintenance of Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) accounts located at Wells Fargo Bank , N.A. and (ii) other accounts with respect to which Lender takes such action as it deems necessary to obtain a perfected security interest in such account.

        (k) Indebtedness Payments. Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Agreement, the Note or Borrower's note with General Electric Capital Corporation) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders, except bridge loans made in contemplation of an equity offering which are being repaid with the proceeds of such offering. This Section 7.01(k) shall not be deemed to cover draws on a restricted cash account by Borrower's landlord pursuant to documentation existing on the date hereof so long as Borrower does not control such draws.

        (l) Subsidiaries. Without the prior written consent of Lender, form any Subsidiary.

        (m) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

        (n) Investments. Make any Investment except for Permitted Investments.


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT


        8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

        8.02. Other Conditions. The obligation of Lender to make the Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part II of Schedule 3.

        8.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if the Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.


                                   ARTICLE IX
                              DEFAULT AND REMEDIES


        9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events:

        (a) Borrower shall (i) default in the payment of principal of or interest on the Loan for five (5) days after the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for ten (10) days after receipt of written notice from Lender that the same is due; or

        (b) Borrower shall breach any provision of Section 7.01 or Section 6.01(d); or

        (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in, Section 9.01(a) or Section 9.01(b)) contained in any Operative Document (other than the Warrant) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lender any default in the performance of any such covenant, agreement or obligation contained therein; or

        (d) Any representation or warranty made herein or on the Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

        (e) Any Operative Document shall in any material respect cease to be, or Borrower shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

        (f) A default shall exist under any agreement with any third party or parties (but excluding Borrower's note due to General Electric Capital Corporation) which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000); or

        (g) A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of Borrower) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty
(30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

        (h) a proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

        (i) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

        9.02. Consequences of Event of Default. (a) If an Event of Default specified under clauses (a) through (g) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan, together with interest thereon, plus premium and all other liabilities of Borrower hereunder and under the Note to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate its commitment to make the Loan and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower.

        (b) If an Event of Default specified under clause (h) or (i) of Section
9.01 shall occur, then immediately and without notice (i) the Loan, together with interest thereon, plus premium, and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitment hereunder to make the Loan and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

        9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:

        (a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold. In furtherance of Lender's rights hereunder, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender) to use, license or sublicense any trademark or trade name in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies as permitted hereunder.

        (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale.

        (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

        9.04. Effect of Sale. Any sale, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

        9.05. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

        (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

        (b) Second, to the payment to Lender of the amount then owing or unpaid on the Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Obligations under the Note; such application to be made upon presentation of the Note, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid;

        (c) Third, to the payment of other amounts then payable to Lender under this Agreement or the Note; and

        (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

        9.06. Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement the Note or the Landlord Waiver by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS


        10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

        10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

        10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with (i) the documentation, negotiation, execution and delivery of the Operative Documents, but in an amount not to exceed $5,000, and
(ii) the enforcement or collection of the Obligations. Borrower shall indemnify, reimburse and hold Lender, each of Lender's partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees (each, a "Related

Party") harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right (but excluding any Claims brought by Lender or its Related Parties other than by way of counterclaim), (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises of Borrower, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender or any Related Party for any liability incurred by Lender as a direct result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement, but shall exclude any Claims brought by Lender or its related parties other than by way of counterclaim. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

        10.04. Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

        10.05. Notices; Payments. (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

         Borrower: At the address set forth on the cover page of this Agreement.

         Lender:   MMC/GATX PARTNERSHIP NO. I
                   c/o GATX Capital Corporation
                   Four Embarcadero Center
                   Suite 2200
                   San Francisco, California  94111
                   Telephone No.:  415-955-3200
                   Telecopier No.:  415-955-3493
                   Attention:  Contract Administration
with a copy of all financial information to:

                      MEIER MITCHELL & COMPANY
                      4 Orinda Way, Suite 200B
                      Orinda, California 94563

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

        (b) Unless Lender specifies otherwise in writing, all payments shall be made to:

               MMC/GATX PARTNERSHIP NO. I
               c/o GATX Capital Corporation, as Agent
               Box 71316
               Chicago, Illinois  60694

        10.06. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

        10.07. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of the Loan hereunder, the granting of security and the issuance of the Note.

        10.08. Governing Law. THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. ANY ACTION TO ENFORCE THIS AGREEMENT AGAINST BORROWER MAY BE BROUGHT IN CALIFORNIA OR, WITH REGARD TO COLLATERAL, MAY ALSO BE BROUGHT WHEREVER SUCH COLLATERAL IS LOCATED.

        10.09. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, all future holders of the Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may sell to any other financial entity that is not a competitor of Borrower (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents; provided that notwithstanding the sale of participations, Lender shall remain solely responsible for the performance of its obligations under this Agreement, Lender shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Lender in connection with this Agreement and the other Loan Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

        10.10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

        10.11. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

        10.12. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral,
(e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including reasonable attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

        10.13 Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than Lender's or Lender's partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Operative Agreements. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party' having a legal right to make such disclosure, or (d) is independently developed by Lender.

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                               SIGNAL PHARMACEUTICALS, INC.



                               By:    /s/ BRAD GORDON
                                   ---------------------------------------------
                               Name:  Brad Gordon
                                     -------------------------------------------
                               Title: V.P. Finance, CFO
                                      ------------------------------------------


                               MMC/GATX PARTNERSHIP NO. I

                               By:  Meier Mitchell & Company, as general partner



                               By:    /s/ JAMES V. MITCHELL
                                   ---------------------------------------------
                               Name:  James V. Mitchell
                                     -------------------------------------------
                               Title: Seretary
                                      ------------------------------------------

SCHEDULES

        1   Funding Certificate
        2   Disclosure Schedule
        3   Conditions Precedent

EXHIBITS

        A   Form of Secured Promissory Note
        B   Form of Landlord Consent
        C   Form of Warrant
        D   Form of Opinion of Counsel

                               FUNDING CERTIFICATE


        The undersigned, Bradley B. Gordon, being the duly elected and acting Vice President Finance, CFO of SIGNAL PHARMACEUTICALS, INC., a California corporation ("Borrower"), does hereby certify to MMC/GATX Partnership No. I, in connection with that certain Loan and Security Agreement dated as of November 22, 1996, (the "Loan Agreement"; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

        1. The representations and warranties made by Borrower in Article III of the Loan Agreement and in the other Operative Documents are true and correct as of the date hereof.

        2. No event or condition has occurred and is continuing that would constitute a Default or an Event of Default under the Loan Agreement or any other Operative Document.

        3. Borrower is in compliance with the covenants and requirements contained in Articles IV, VI and VII of the Loan Agreement.

        4. All conditions referred to in Article VIII of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

        5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.



Dated:  December 2,  1996

                                        SIGNAL PHARMACEUTICALS, INC.



                                        By: /s/ BRAD GORDON
                                            -----------------------------------

                                        Name: Brad Gordon
                                              ---------------------------------

                                        Title: V.P. Finance, CFO
                                               --------------------------------

                                   SCHEDULE 2

                               DISCLOSURE SCHEDULE

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

PART I:

        At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lender:


        (a)     The Warrant;

        (b) A Landlord Consent, from the owner of each building in which Collateral is anticipated to be located;

        (c) A favorable opinion of counsel for Borrower, dated as of the closing date, in the form attached hereto as Exhibit D;

        (d) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender and its counsel;

        (e) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

        (f) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

        (g) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant, the Note and the other Operative Documents; and

        (h) Form UCC-1 Financing Statements, duly executed by Borrower, or other documents, and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

        (i) Notices of Security Interest to Depository Banks in the forms provided by Lender; and

        (k)     All other documents as Lender shall have reasonably requested.


PART II

        On or prior to the Funding Date of the Loan, each of the items set forth in Part I of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waived by Lender:

        (a) Borrower shall have provided to Lender such documents, instruments and agreements as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Article V;

        (b) No Event of Default or Default shall have occurred and be continuing;

        (c) Borrower shall have duly executed and delivered to Lender the Note;

        (d) In Lender's sole discretion, there shall not have occurred any material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, and there shall not have occurred since the date first written on the cover page of this Agreement any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender;

        (e) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date;

        (f) Each of the Operative Documents remains in full force and effect; and

        (g) The Funding Date of the Loan shall not be later than the Commitment Termination Date.

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE



$3,000,000                                             Dated:  November 22, 1996

        FOR VALUE RECEIVED, the undersigned, SIGNAL PHARMACEUTICALS, INC. ("Borrower"), a California corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. I, a California general partnership ("Lender") the principal amount of Three Million Dollars ($3,000,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

        The principal amount of this Note shall be payable in thirty-five (35) consecutive monthly installments of $83,333.33 per month and a final installment of $83,333.45 on the last day of each month commencing on June 30, 1997. All unpaid principal and interest shall, in any event, be payable no later than May 31, 2000

        Interest on the unpaid principal amount of this Note from the date of this Note until such principal amount is paid in full shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is % per annum (based on a year of 360 days and actual days elapsed). All accrued interest shall be payable on the last day of each calendar month, commencing November 30, 1996.

        Whenever any payment due hereunder shall fall on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, in immediately available funds. The Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender by Lender on its books. Attached hereto is an amortization schedule showing the scheduled payments of principal and interest.

        This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of November 22, 1996, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower in the principal amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

        Borrower may, at its option, prepay the Loan evidenced by this Note, either in whole or from time to time in any part of the principal amount thereof equal to $500,000 or more, at a prepayment price equal to the principal amount of the Loan so to be prepaid, plus interest accrued thereon through and including the date of such prepayment, plus the premium set forth in the Loan Agreement. If the maturity of the Loan is accelerated under the Loan Agreement, Borrower shall pay to Lender, in addition to principal, interest and all other amounts due with respect to the Loan, as liquidated damages for loss of Lender's benefit of the bargain and not as a penalty, an amount equal to the premium payable if the Loan were prepaid on the date of such acceleration.

        This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

        Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

        Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                       SIGNAL PHARMACEUTICALS, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                  LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL


                  Principal                         Scheduled
       Date         Amount       Interest Rate    Payment Amount    Notation By
       ----         ------       -------------    --------------    -----------

                                    EXHIBIT B

                          LANDLORD'S WAIVER AND CONSENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

MMC/GATX PARTNERSHIP NO. I
c/o GATX CAPITAL CORPORATION, Agent
Four Embarcadero Center, Suite 2200
San Francisco, CA  94111
Attn:  Contract Administration
--------------------------------------------------------------------------------


                          LANDLORD'S WAIVER AND CONSENT

        THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of ________ ____________________, 1996, is executed by and between ("Landlord") and MMC/GATX PARTNERSHIP NO. I, a California general partnership ("Lender").

                                    RECITALS

        A. Landlord and SIGNAL PHARMACEUTICALS, INC. ("Tenant") are parties to a ______________ [Lease Agreement], dated as of ____________________, 199___
(together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as ___________________________, and more particularly described in Attachment 1 hereto (the "Premises").

        B. Tenant and Lender intend to or have entered into a Loan and Security Agreement dated as of November 22, 1996 (the "Loan Agreement") pursuant to which Lender has agreed or will agree to make a loan to Tenant from time to time secured by certain assets (the "Assets") which will be located on the Premises.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lender hereby agree as follows:

        1. Waiver and Consent. Landlord hereby does irrevocably waive, disclaim and relinquish and assign to Lender any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Assets, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Assets nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Assets' annexation, the Assets' adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Assets (or any item thereof) may be repossessed by Lender; (c) in connection with such repossession or otherwise, Lender, and any of its agents and employees, may enter upon the Premises for the purposes of preparing for transport, disassembling, dismantling, loading and/or removing the Assets (or any item thereof); and (d) the right of Lender to enter the Premises and the other rights granted to Lender in this Waiver shall not terminate until up to thirty (30) days after Lender receives written notice from Landlord of the termination of the Lease; provided, that if Lender exercises its rights hereunder, for any such period after the termination of the Lease, Lender shall pay to Landlord a pro rated rental payment for the space in which the Assets are located (at the last monthly rate payable by Tenant) for the period until the Assets are removed.

        2. Costs. Lender agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lender solely from the exercise of its rights under clauses
(b) or (c) of Paragraph 1 above.

        3. Lease Defaults. Landlord further agrees to provide Lender with telephonic confirmation of any default or event of default under the Lease upon inquiry by Lender.

        4. Landlord's Representations and Warranties. Landlord hereby warrants and represents to Lender that (a) Landlord is the lessor under the Lease; (b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so;
(d) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (e) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; and (f) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice.

        5. Miscellaneous. This Waiver and all rights hereby granted to Lender hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Loan Agreement or any present or future agreement between Tenant and Lender which involves the Assets. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lender. The rights and benefits of this Waiver may be assigned or transferred by Lender or to third parties who may become the lender, directly or indirectly, to Tenant. Lender shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, Landlord and Lender have executed this Waiver as of the date and year first written above.

                                LANDLORD:



                                By: ____________________________________________

                                Name: __________________________________________

                                Title: _________________________________________

                                LENDER:

                                MMC/GATX PARTNERSHIP NO. I

                                By: Meier Mitchell & Company, as general partner



                                By: ____________________________________________

                                Name: __________________________________________

                                Title: _________________________________________

                                  ATTACHMENT 1

                          LEGAL DESCRIPTION OF PREMISES


                           [To Be Provided By Tenant]

State of _____________________ )
                               )
County of ____________________ )


        On __________________________, 199___ before me, the undersigned, personally appeared _,_______________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(is), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.




Signature __________________________________              (Seal)






State of _____________________ )
                               )
County of ____________________ )


        On __________________________, 199___ before me, the undersigned, personally appeared _,_______________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(is), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.




Signature __________________________________              (Seal)

                                    EXHIBIT C

                                     WARRANT

                                    EXHIBIT D

                           FORM OF OPINION OF COUNSEL



                                November 22, 1996


MMC/GATX Partnership No. I
c/o GATX Capital Corporation, Agent
Four Embarcadero Center
Suite 2200
San Francisco, California 94111


Gentlemen:

        We have acted as counsel for SIGNAL PHARMACEUTICALS, INC. (the "Borrower") in connection with (i) the execution of the Loan and Security Agreement of even date herewith (the "Loan") between Borrower and MMC/GATX Partnership No. I ("Lender"), (ii) the issuance of a warrant to purchase 250,000 shares of Borrower's Series Preferred Stock (the "Warrant") and (iii) the transactions contemplated thereby. This opinion is being rendered to you pursuant to Section 8.01 of the Loan Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Loan Agreement.

        In connection with this opinion and our representation, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

        (i)     The Loan Agreement;

        (ii) The Warrant and exhibits thereto dated as of November 22, 1996, issued by Borrower to Lender;

        (iii)   The Note dated as of November 22, 1996;

        (iv) The Restated Articles of Incorporation and the Bylaws of Borrower, each as in effect on the date hereof;

        (v) The certificate of an officer of Borrower as to certain factual matters ("Officer Certificate");

        (vi) Certificates issued by the Secretary of State of the State of _________________________ dated _______________________,
                199_____, certifying the good standing of Borrower;

        (vi) Such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

        The Loan Agreement, the Note and the Warrant are hereinafter referred to as the "Transaction Documents."

        In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimile, telecopied or photostatic copies thereof. As to certain matters of fact material to our opinion, we have relied upon the Officer Certificate and upon your representations in the Transaction Documents.

        As used in this opinion, the expression "to the best of our knowledge," means the actual present knowledge or belief of those attorneys in our firm who have or who are currently representing Borrower. We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm's representation of Borrower in connection with the Transaction Documents.

        Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:

               (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               (b) Borrower has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Warrant. All action on the part of Borrower, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Borrower.

               (c) The execution, delivery and performance of the Transaction Documents do not conflict with or violate any provision of Borrower's Restated Articles of Incorporation or Bylaws or of applicable law and, to the best of our knowledge, do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Borrower is a party or by which it is bound.

               (d) The Transaction Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. To our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents in connection with an exemption from state usury laws or in connection with any other matter.

               (e) The Series Preferred Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

               (f) The shares of Common Stock issuable upon conversion of the Series Preferred Stock into which the Warrant is convertible, have been duly authorized and reserved and for issuance, when so issued in accordance with the terms of Borrower's Restated Articles of Incorporation, will be validly issued, fully paid and non-assessable.

               The opinions set forth above are subject to the following additional qualifications, assumptions, limitations and exceptions:

               (A) The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

               (B) Limitations imposed by general equitable principles upon the specific enforceability of any of the provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

               (C) We express no opinion as to the enforceability of any choice of law provision in the documents.

               (D) We express no opinion as to the compliance or noncompliance with applicable antifraud statutes under the rules and regulations of state and federal securities laws concerning the issuance of the Warrant.

               (E) We express no opinion herein concerning any law other than the law of the State of California [the general corporate law of the State of Delaware] and the federal laws of the United States of America.

        This opinion is furnished to you solely for your benefit and may not be relied upon by any other person (other than assignees of any of your rights) without our prior written consent, which consent shall not be unreasonably withheld or delayed.

                                       Very truly yours,


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